UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                         Date of Report: March 13, 2012


                       MEDINA INTERNATIONAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

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              Colorado                                  000-27211                               84-1469319
-------------------------------------             ----------------------             ---------------------------------
  (State or other jurisdiction of                   (Commission File                   (IRS Employer Identification
           incorporation)                                Number)                                 Number)

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                        1802 Pomona Rd., Corona, CA 92880
                        ---------------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                 (909) 522-4414
                                 --------------
               Registrant's telephone number, including area code



          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS


Item 1.01 Entry into a Material Definitive Agreement.


Entry Into Settlement Agreement

On February 10, 2012, Medina International Holdings, Inc. ("the Company"), its subsidiaries, Modena Sports Design, LLC, Harbor Guard Boats, Inc., its officers and directors, Madhava Rao Mankal and Daniel Medina, entered into a Settlement Agreement and Mutual Release ("the Settlement Agreement") with Albert Mardikian, MGS Grand Sport, Inc., and Mardikian Design and Associates ("the Mardikian Parties"). The Settlement Agreement is connection with the lawsuit filed by Mr. Mardikian, as discussed below.

On December 28, 2010, Albert Mardikian and MGS Grand Sport, Inc., filed a Complaint for breach of contract; money lent; account stated; accounting; declaratory relief; fraud and deceit; breach of fiduciary duty; conversion; and involuntary dissolution in Superior Court of the State of California, County of Orange against Medina International Holdings, Inc.; Modena Sports Design, LLC; Harbor Guard Boats, Inc.; Madhava Rao Mankal; and Danny Medina.

Mr. Mardikian and MGS Grand Sport, Inc. were seeking monetary damages exceeding $1 million as well as punitive damages in unspecified amounts and a dissolution of the Company. Mr. Mardikian was a Director and significant shareholder of the Company.

The Settlement Agreement provides that the Mardikian Parties shall grant the Company's subsidiary, Harbor Guard Boats, Inc. a License to make, have made, develop, sell, promote, distribute and market commercial and governmental boats utilizing U.S. Patent Nos. 6,620,003, 6,343,964 and 7,004,101. Such License will have a 5 year term from the effective date of the Settlement Agreement. The License will provide for a royalty payment of $1,500 per boat during the term of the License.

The Settlement further provides, that all molds, inventory, tools, machinery, parts, drawings, manuals and other materials acquired from the Mardikian parties remain the property of the Company and that any trademarks will remain the property of Harbor Guard Boats, Inc.

The Settlement Agreement provides for a the Company and Harbor Guard Boats to pay the Mardikian Parties up to $250,000 starting January 1, 2012, as a contingency payment. The contingency payment is based on the collective sale of the boats manufactured per calendar year. If 4 or less boats are manufactured the Company does not have to pay the contingency payment. If 5 or more boats are manufactured, the Company shall make payments towards the contingency payment as set forth in the Settlement Agreement.

Further, the Settlement Agreement provides for the Company and Harbor Guard Boats to pay off a credit line that Mr Mardikian is a signatory totaling $94,932 and the payments are to be made as set forth in the Settlement Agreement.

Pursuant to the Settlement Agreement, once the contingency payments made by the Company and Harbor Guard Boats total $250,000 and the credit line has been paid in full, the Mardikian Parties will return to the Company 5,500,000 shares of the Company's common stock held by the Mardikian Parties.

On March 13, 2012, all the parties to the litigation filed a request to dismiss the litigation in its entirety. The Registrant anticipates that the request will be granted in the near future.


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                   SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

         (d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

     Exhibit No.        Description
     -----------        -----------
     10.1               Settlement Agreement and Mutual Release, dated
                        February 2, 2011


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                        MEDINA INTERNATIONAL HOLDINGS, INC.

                                        By:      /s/Daniel Medina
                                                    -------------
                                                    Daniel Medina, President


 Date: March 14, 2012